Exhibit 4.2

to Registration Statement

RESOLUTIONS ADOPTED BY THE SPECIAL

PRICING COMMITTEE OF THE BOARD OF DIRECTORS OF

CENTURYTEL, INC.

August 20, 2002

            WHEREAS, the Board of Directors of CenturyTel, Inc. (the "Company") has previously authorized the Special Pricing Committee of the Board of Directors to establish the specific terms and conditions of securities of the Company to be issued and sold from time to time;

            WHEREAS, the Special Pricing Committee, acting pursuant to such authorization, and after a presentation by and discussion with the management of the Company, deems it desirable and in the best interests of the Company and its shareholders to authorize the private placement to the initial purchasers specified at this meeting of (i) $150 million aggregate principal amount of 4.75% Convertible Senior Debentures, Series K, due 2032 (the "Convertible Debentures"), including an option permitting the initial purchasers of the Convertible Debentures to purchase up to an additional $15 million aggregate principal amount of Convertible Debentures, and (ii) $500 million aggregate principal amount of 7.875% Senior Notes, Series L, due 2012 (the "Senior Notes"), each to be issued by the Company under the terms and provisions of an indenture between the Company and Regions Bank, as trustee (the "Trustee"), dated as of March 31, 1994 (as supplemented through and including the proposed Second Supplemental Indenture to be dated as of the date of this meeting, the "Indenture"); and

            WHEREAS, the Special Pricing Committee, in connection with the issuance and sale of the Convertible Debentures and the Senior Notes (collectively, the "Securities"), deems it desirable and in the best interests of the Company and its shareholders to, among other things, (i) establish the terms of the Convertible Debentures by means of authorizing the Company to execute and deliver the above-referenced Second Supplemental Indenture (the "Supplemental Indenture"), (ii) establish the terms of the Senior Notes by means of adopting the Board Resolutions appearing below, (iii) execute and deliver (A) a Purchase Agreement (the "Debenture Purchase Agreement") by and among the Company and Banc of America Securities LLC, J. P. Morgan Securities Inc. and Wachovia Securities, Inc. (the "Debenture Purchasers"), (B) a Purchase Agreement (the "Note Purchase Agreement" and, together with the Debenture Purchase Agreement, the "Purchase Agreements") by and among the Company and Banc of America Securities LLC, J. P. Morgan Securities Inc. and Wachovia Securities, Inc., as representatives of the several initial purchasers named in Schedule I thereto (collectively, the "Note Purchasers" and, together with the Debenture Purchasers, the "Initial Purchasers"), (C) a Registration Rights Agreement by and among the Company and the Debentures Purchasers (the "Debenture Registration Rights Agreement"), (D) an Exchange and Registration Rights Agreement by and among the Company and the Note Purchasers (the "Note Registration Rights Agreement" and, together with the Debenture Registration Rights Agreement, the "Registration Rights Agreements"), and (E) the Supplemental Indenture, each as presented to the Special Pricing Committee, (iv) prepare, execute and deliver the applicable global certificates representing the Securities, (v) execute and deliver any instruments necessary to ensure that such certificates shall be duly authenticated in the manner contemplated under the Indenture, (vi) prepare and deliver to the Initial Purchasers an offering memorandum with respect to each of the Convertible Debentures and the Senior Notes, (vii) prepare, deliver, execute and file with the Securities and Exchange Commission (the "Commission") an exchange offer registration statement with respect to an exchange offer of the Senior Notes, and a shelf registration statement with respect to resales of the Senior Notes or the Convertible Debentures (and the Common Stock (as defined below) issuable upon conversion thereof), all on the terms and conditions of the Registration Rights Agreements, (viii) take all necessary or appropriate action to list the Company's common stock, par value $1.00 per share (the "Common Stock"), issuable upon conversion of the Convertible Debentures, on the New York Stock Exchange (the "NYSE"), (ix) execute and deliver to The Depository Trust Company ("DTC") any necessary letter of representations, or riders thereto, relating to the Securities, (x) take such as action as may be necessary to enable the Convertible Debentures to trade in the Private Offerings, Resales and Trading through Automatic Linkages Market (the "PORTAL Market"), and (xi) reserve, issue and deliver the relevant number of shares of Common Stock issuable upon conversion of the Convertible Debentures (the "Issuable Common Stock").

            NOW, THEREFORE, BE IT RESOLVED AS FOLLOWS:

I.    AUTHORIZATION OF TERMS OF CONVERTIBLE DEBENTURES

RESOLVED THAT:

            The Company shall create and issue up to $165,000,000 aggregate principal amount of its senior debt securities, designated as the "CenturyTel, Inc. 4.75% Convertible Senior Debentures, Series K, due 2032" (the "Convertible Debentures"), to be issued in accordance with the Indenture, all on the terms and conditions set forth in the Supplemental Indenture and the other agreements authorized by these resolutions.

II.    AUTHORIZATION OF TERMS OF SENIOR NOTES

RESOLVED THAT:

            The Company shall create and issue $500,000,000 aggregate principal amount of its senior debt securities, designated as the "CenturyTel, Inc. 7.875% Senior Notes, Series L, due 2012" (the "Senior Notes," which term shall include the Private Notes, the Private Exchange Notes and the Exchange Notes (each as defined herein), unless the context otherwise requires), to be issued in accordance with the Indenture, all on the terms and conditions set forth below (with capitalized terms used herein and not otherwise defined having the meanings set forth in the Indenture):

            1.    Maturity, Denominations, Payment and Redemption of the Senior Notes.

(a)    The Senior Notes will mature and the principal shall be due and payable together with all accrued and unpaid interest thereon on August 15, 2012 unless redeemed or repaid prior to that date as described herein. The Senior Notes will be issued only in fully registered form without coupons as set forth herein in denominations of $1,000 and integral multiples of $1,000.

(b)    The Senior Notes shall bear interest from August 26, 2002 until the principal thereof becomes due and payable at the rate of 7.875% per annum, computed on the basis of a 360-day year comprised of twelve 30-day months, payable semi-annually in arrears on February 15 and August 15 of each year, commencing February 15, 2003, and any overdue principal and (to the extent that the payment of such interest is enforceable under applicable law) any overdue installment of interest thereon shall bear interest at the same rate per annum. If the Company does not comply with certain of its obligations under the Note Registration Rights Agreement, the Private Notes and the Private Exchange Notes shall, in accordance with Section 2(e) of the Note Registration Rights Agreement, bear additional interest ("Additional Interest") in addition to interest provided for in the prior sentence of this paragraph. For purposes of these resolutions, the form of Senior Notes contained herein and the Indenture as it relates to the Senior Notes, the term "interest" shall be deemed to include interest provided for in the first sentence of this paragraph 1(b) and Additional Interest, if any. The principal of and the interest on the Senior Notes shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at any one or more offices or agencies of the Company maintained for such purpose in accordance with the Indenture. The regular record date with respect to any interest payment date for the Senior Notes shall be February 1 or August 1, as the case may be, immediately preceding such interest payment date, whether or not such date is a Business Day. Interest will be paid to the persons in whose name the Senior Notes are registered at the close of business on such record dates. If any Interest Payment Date, any date or dates on which the principal of the Senior Notes has been declared payable pursuant to the Indenture (each, a "Maturity Date") or any date for redemption of all or any portion of the Senior Notes fixed pursuant to Section 3.02 of the Indenture (each, a "Redemption Date") falls on a day that is not a Business Day, the required payment of principal, premium, if any, and interest will be made on the next succeeding Business Day as if made on the date that the payment was due, and no interest will accrue on the amount so payable for the period from and after the Interest Payment Date, Maturity Date, or Redemption Date, as the case may be, to the date of that payment on the next succeeding Business Day.

(c)    The Company may redeem, at its option at any time, Senior Notes, as a whole or in part, at a redemption price equal to the greater of (i) 100% of the principal amount of such Senior Notes to be redeemed or (ii) the sum of the present values of the Remaining Scheduled Payments (as hereinafter defined) on the Senior Notes to be redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate (as hereinafter defined) plus 35 basis points, together in all cases with accrued and unpaid interest (if any) on the principal amount being redeemed to the redemption date.

"Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term ("Remaining Life") of the Senior Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Senior Notes.

"Comparable Treasury Price" means, with respect to any redemption date for the Senior Notes: (a) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (b) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

"Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company from time to time.

"Reference Treasury Dealer" means each of Banc of America Securities LLC, J.P. Morgan Securities Inc. and Wachovia Securities, Inc., and their respective successors, and one other firm that is a primary U.S. Government securities dealer (each, a "Primary Treasury Dealer") which the Company specifies from time to time; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

"Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York time, on the third business day preceding such redemption date.

"Remaining Scheduled Payments" means the remaining scheduled payments of the principal of the Senior Notes to be redeemed and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that if such redemption date is not an interest payment date with respect to such Senior Notes, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

"Treasury Rate" means, with respect to any redemption date, the rate per year equal to: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue; provided that, if no maturity is within three months before or after the Remaining Life of the Senior Notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third business day preceding the redemption date.

Notice of redemption shall be mailed at least 30 but not more than 60 days before the redemption date to each holder of record (each, a "Holder") of the Senior Notes to be redeemed at its registered address. The notice of redemption for the Senior Notes shall state, among other things, the amount of Senior Notes to be redeemed, the redemption date, the redemption price and the place or places that payment will be made upon presentation and surrender of Senior Notes to be redeemed. Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on any Senior Notes that have been called for redemption at the redemption date.

If the Company chooses to redeem less than all of the Senior Notes, it shall notify the Trustee at least 45 days before giving notice of redemption, or such shorter period as is satisfactory to the Trustee, of the aggregate principal amount of Senior Notes to be redeemed and the redemption date. The Trustee shall select by lot, or in such other manner it deems fair and appropriate, the Senior Notes to be redeemed in part.

If the Company has given notice as provided in the Indenture and in these resolutions, and funds for the redemption of any Senior Notes (or any portion thereof) called for redemption shall have been made available on the redemption date referred to in such notice, such Senior Notes (or any portion thereof) will cease to bear interest on that redemption date and the only right of the Holders of those Senior Notes will be to receive payment of the redemption price.

2.    Exchange Notes. Pursuant to the Note Registration Rights Agreement, the Senior Notes that are issued without registration (the "Private Notes ") under the Securities Act of 1933 (the "Securities Act") may be exchanged for Senior Notes that will be registered under the Securities Act and that will otherwise have substantially the same terms as the Private Notes (the "Exchange Notes") or, pursuant to Section 2(a) of the Note Registration Rights Agreement, may be exchanged for Senior Notes with terms identical to the Exchange Notes (the "Private Exchange Notes"), except that the Private Exchange Notes shall be subject to transfer restrictions, shall bear a legend relating to restrictions identical to those applicable to the Private Notes and shall provide for the payment of Additional Interest. Under certain circumstances described in the Note Registration Rights Agreement, the Company has agreed to file a shelf registration for the resale of the Senior Notes. The Private Notes will be offered and sold in reliance on an exemption from the Securities Act, and Private Notes will be exchanged for Exchange Notes only pursuant to an effective registration statement under the Securities Act and in accordance with the Note Registration Rights Agreement. Except as provided in the Note Registration Rights Agreement, nothing in the Indenture, the Senior Notes or these resolutions shall be construed to require the Company to register any Senior Notes under the Securities Act, or to make any transfer of such Senior Notes in violation of applicable law. The Private Notes, the Exchange Notes and the Private Exchange Notes (if any) shall vote and consent together on all matters as a single class and shall constitute a single series of senior debt securities issued under the Indenture.

3.    Sinking Fund. The Senior Notes shall not be subject to, or have the benefit of, a sinking fund.

4.    Specific Global and Certificated Note Forms.

(a)    Except as otherwise provided herein, Private Notes and Private Exchange Notes shall be issued in the form of one or more restricted global notes (each, a "Restricted Global Note") which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York ("DTC"), substantially in the form set forth in Article III of these resolutions, with such applicable legends as are provided for herein and in such form. Unless exchanged for an Exchange Note in connection with an effective registration pursuant to the Note Registration Rights Agreement, or transferred pursuant to an effective Shelf Registration Statement (as defined in the Note Registration Rights Agreement), each Restricted Global Note shall bear the Restrictive Legend (as defined herein) set forth on the face thereof, prior to the later of (x) two years (or such shorter period of time as permitted by Rule 144(k) of the Securities Act after the later of the original issue date of the Senior Notes and the last date on which the Company or any "affiliate" (as defined in Rule 144 under the Securities Act) of the Company was the owner of such Senior Note (or any predecessor of such Senior Note) or (y) such later date, if any, as may be required by applicable law (the "Resale Restriction Termination Date"). After the Resale Restriction Termination Date, any Senior Notes then outstanding shall be issued in the form of one or more unrestricted global notes (each, an "Unrestricted Global Note" and, together with Restricted Global Notes, "Global Notes") which will be deposited with, or on behalf of, DTC, substantially in the form set forth in Article III of these resolutions, with such applicable legends as are provided for herein and in such form. Exchange Notes shall be issued in the form of one or more Unrestricted Global Notes, which will be deposited with, or on behalf of, DTC, substantially in the form set forth in Article III of these resolutions, with such applicable legends as are provided for herein and in such form. Global Notes shall be registered in the name of Cede & Co. or another nominee designated by DTC and delivered to the Trustee, as custodian for DTC, as duly executed by the Company and authenticated by the Trustee as provided in the Indenture. The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC for such Global Note. The "Depositary" for the Global Notes shall be DTC or such other person as shall be designated by the Company as Depositary for the Company.

(b)    The Global Notes may only be transferred, in whole and not in part, to another nominee of DTC or to a successor of DTC or its nominee, unless the Senior Notes are subsequently issued in definitive, certificated form in the limited circumstances described in paragraph 4(c) of this Article II. So long as a nominee of DTC is a registered owner of the Global Notes, such nominee will be considered the sole owner or holder of the Global Notes for all purposes under the Indenture. Interests of beneficial owners in any Global Note may be transferred in accordance with the rules and procedures of DTC and the legends, including any Restrictive Legend set forth, on such Global Note, in each case, consistent with applicable law. Except as provided in paragraph 4(c) of this Article II, owners of beneficial interests will not be entitled to have Global Notes registered in their names, will not receive or be entitled to receive physical delivery of Global Notes in definitive form and will not be considered the owners or holders thereof under the Indenture.

(c)    The Company shall issue Senior Notes in definitive, certificated form substantially in the form set forth in Article III of these resolutions (the "Certificated Notes") to DTC for owners of beneficial interests in a Global Note if:

  DTC notifies the Company that it is unwilling or unable to continue as the Depositary and the Company is unable to locate a qualified successor within 90 days or if at any time DTC, or any successor depositary, ceases to be a "Clearing Agency" under the Securities Exchange Act of 1934, as amended;

  an Event of Default relating to the Senior Notes occurs; or

  the Company decides, in its sole discretion, to terminate the use of the book-entry system for the Senior Notes through DTC.

In any such instance, an owner of a beneficial interest in the Global Notes will be entitled to have Senior Notes equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such Senior Notes in the form of Certificated Notes with any such legends as shall have been set forth on such Global Notes at such time, except such legends as related to the Senior Notes being held in book-entry form.

5.    Special Transfer and Exchange Provisions.

(a)    Unless and until a Senior Note held in the form of an interest in a Restricted Global Note is exchanged for an Unrestricted Global Note, any proposed transfer or exchange of an interest in a Restricted Global Note may be effected only through the book entry system maintained by the Depositary and consistent with the Restrictive Legend set forth on such Restricted Global Note, in each case consistent with applicable law.

(b)    With respect to any transfer or exchange of interests in the Unrestricted Global Note, the Depositary or the Security Registrar shall register the transfer or exchange of any interest in such Unrestricted Global Note without requiring any additional certification.

(c)    Upon the transfer, exchange or replacement of Senior Notes that do not bear a Restrictive Legend (as defined below), the Security Registrar shall deliver Senior Notes that do not bear any Restrictive Legend. Upon the transfer, exchange or replacement of Senior Notes bearing a legend or legends restricting the transfer of the Senior Note, substantially in the form set forth in Article III of these resolutions (such legend or legends, collectively, a "Restrictive Legend"), the Security Registrar shall deliver only Senior Notes that bear such Restrictive Legend, unless (i) Exchange Notes are being issued in the Exchange Offer, (ii) Senior Notes are being transferred pursuant to an effective Shelf Registration Statement (as defined in the Note Registration Rights Agreement), (iii) the Resale Restriction Termination Date has passed or (iv) the Company directs the Trustee to remove the Restrictive Legend because the Company determines, on the basis of a legal opinion, certifications or other information satisfactory to the Company and the Trustee, that neither such Restrictive Legend or the related restrictions on transfer are required under the Securities Act.

(d)    By its acceptance of any Senior Note bearing a Restrictive Legend, each Holder of such Senior Note acknowledges the restrictions on transfer or exchange of such Senior Note set forth in these resolutions and in such Restrictive Legend and agrees that it will transfer or exchange such Senior Note only as provided in these resolutions and such Restrictive Legend. The Security Registrar shall not register a transfer or exchange of any Senior Note unless such transfer or exchange complies with the restrictions on transfer or exchange of such Senior Note set forth in these resolutions. In connection with any transfer or exchange of Senior Notes contemplated in the restrictions on transfer applicable thereto, each Holder agrees by its acceptance of the Senior Notes to furnish the Security Registrar or the Company with such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer or exchange is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Security Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

6.    Future Issuances.  Additional senior debt securities with the same terms as the Senior Notes (except the issue price and the issue date) may be issued and sold by the Company without the consent of the holders of the Senior Notes in accordance with the Indenture so that such additional senior debt securities and the Senior Notes will constitute a single series under the Indenture.

III.   AUTHORIZATION OF FORM OF SECURITIES

RESOLVED THAT:

            (1)        the Convertible Debentures and the Trustee's Certificate of Authorization to be endorsed thereon are to be substantially in the form provided in the Supplemental Indenture; and

            (2)        the Senior Notes and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following form:

(FORM OF FACE OF SECURITY)

[If this is a Private Note or a Private Exchange Note, include the following legend]

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT UNTIL THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO THIS SECURITY SET FORTH IN RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR RULE) (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE, PRIOR TO ANY OFFER, TRANSFER OR SALE PURSUANT TO CLAUSE (II), THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS OR OTHER INFORMATION SATISFACTORY TO THE COMPANY AND THE TRUSTEE, AS THE CASE MAY BE.

[If this is a Global Note, include the following legend]

THIS SECURITY IS A GLOBAL SECURITY AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY IN DEFINITIVE REGISTERED FORM, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN DTC OR ITS NOMINEE, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED ELSEWHERE HEREIN.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[If this is a Private Note or a Private Exchange Note, include the following legend]

BY ITS ACCEPTANCE OF THE NOTES EVIDENCED HEREBY OR A BENEFICIAL INTEREST IN SUCH NOTES, THE HOLDER OF, AND ANY PERSON THAT ACQUIRES A BENEFICIAL INTEREST IN, SUCH NOTES AGREES TO BE BOUND BY THE PROVISIONS OF THE EXCHANGE AND REGISTRATION RIGHTS AGREEMENT DATED AS OF AUGUST 26, 2002 (THE "REGISTRATION RIGHTS AGREEMENT") AND RELATING TO THE REGISTRATION UNDER THE SECURITIES ACT OF NOTES EXCHANGEABLE FOR THE NOTES EVIDENCED HEREBY AND REGISTRATION OF THE NOTES EVIDENCED HEREBY.

No. ______________	$___________ CUSIP NO. [ ]

CENTURYTEL, INC.

7.875% Senior Notes, Series L, due 2012

            CenturyTel, Inc., a corporation duly organized and existing under the laws of the State of Louisiana (herein referred to as the "Company"), for value received, hereby promises to pay to _____________, or registered assigns, the principal sum of $_____________ Dollars on August 15, 2012 (unless and to the extent earlier redeemed or repaid prior to such maturity date) and to pay interest on such principal sum from the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from August 26, 2002, semi-annually in arrears on February 15 and August 15 of each year, commencing on February 15, 2003, at the rate of 7.875% per annum until the principal hereof shall have become due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum [; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, Additional Interest (as defined in the Registration Rights Agreement) will accrue on this Security in accordance with Section 2(e) of the Registration Rights Agreement.]1 The interest installment so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in the Indenture hereinafter referred to, be paid to the person in whose name this Security (or one or more Predecessor Securities, as defined in such Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be February 1 or August 1, as the case may be (whether or not a Business Day), immediately preceding such interest payment date. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the registered holder on such regular record date, and may be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest which shall not be more than 15 or less than 10 days prior to the date of the proposed payment of such defaulted interest, notice of which shall be given to the registered holder or holders of this series of Security not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture hereinafter referred to. Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The principal of and the interest on this Security shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debt, at the office or agency of the Company maintained for that purpose in the City of Monroe and State of Louisiana, or the Borough of Manhattan, the City and State of New York. [Principal, premium, if any, and interest payable on any interest payment date will be paid to DTC with respect to this Security held for its account by Cede & Co. or a successor depositary, as the case may be, for the purpose of permitting such party to credit the payment received by it in respect of this Security to the accounts of the beneficial owners hereof.]2

            This Security shall not be entitled to any benefit under the Indenture hereinafter referred to, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee. All terms used herein and not defined herein shall have the meanings ascribed thereto in the Indenture and the Board Resolution adopted August 20, 2002 establishing the Securities of this Series.

            The provisions of this Security are continued on the following pages hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

Dated:

CENTURYTEL, INC.

By:

[President/Vice President]
Attest:

By:

[Secretary/Assistant Secretary]

1  Include this bracketed language if this is a Private Note or a Private Exchange Note.

2  Include this bracketed language if this is a Global Note.

(FORM OF CERTIFICATE OF AUTHENTICATION)

CERTIFICATE OF AUTHENTICATION

            This is one of the Securities of the above-designated series therein referred to in the within-mentioned Indenture.

Regions Bank,

as Trustee, Authenticating Agent and

Security Registrar

By _________________________

Authorized Officer

(FORM OF ADDITIONAL TERMS OF SECURITY)

            This Security is one of a duly authorized series of Securities of the Company (herein sometimes referred to as the "Securities"), all issued or to be issued in one or more series under and pursuant to an Indenture dated as of March 31, 1994 duly executed and delivered between the Company and Regions Bank, an Alabama banking corporation organized and existing under the laws of the State of Alabama (as successor-in-interest to Regions Bank of Louisiana and First American Bank & Trust of Louisiana), as Trustee (herein referred to as the "Trustee") (such Indenture hereinafter referred to as the "Indenture"), to which Indenture reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Securities. By the terms of the Indenture, the Securities are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This Security is one of the series designated on the face hereof (herein called the "Series") initially issued in the aggregate principal amount of $500,000,000. Nothing herein shall limit the Company's rights to issue additional Securities of this Series.

            In case an Event of Default, as defined in the Indenture, with respect to the Series shall have occurred and be continuing, the principal of all of the Securities of the Series may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

            The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities of each series affected at the time Outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Securities; provided, however , that no such supplemental indenture shall (i) extend the fixed maturity of any Securities or any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Security so affected or (ii) reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Security then Outstanding and affected thereby. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the holders of Securities of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on any of the Securities of such series. Any such consent or waiver by the registered holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Security and of any Security issued in exchange hereof or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Security.

            No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times and place and at the rate and in the currency herein prescribed.

            Optional Redemption.   The Company may redeem, at its option at any time, the Securities of this Series, as a whole or in part, at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities of this Series to be redeemed or (ii) the sum of the present values of the Remaining Scheduled Payments (as hereinafter defined) on the Securities of this Series to be redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate (as hereinafter defined) plus 35 basis points, together in all cases with accrued and unpaid interest (if any) on the principal amount being redeemed to the redemption date.

            "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term ("Remaining Life") of the Securities of this Series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities of this Series.

            "Comparable Treasury Price" means, with respect to any redemption date for the Securities of this Series: (a) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (b) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

            "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company from time to time.

            "Reference Treasury Dealer" means each of Banc of America Securities LLC, J.P. Morgan Securities Inc. and Wachovia Securities, Inc., and their respective successors, and one other firm that is a primary U.S. Government securities dealer (each, a "Primary Treasury Dealer") which the Company specifies from time to time; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

            "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York time, on the third business day preceding such redemption date.

            "Remaining Scheduled Payments" means the remaining scheduled payments of the principal of the Securities of this Series to be redeemed and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that if such redemption date is not an interest payment date with respect to the Securities of this Series, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

            "Treasury Rate" means, with respect to any redemption date, the rate per year equal to: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue; provided that, if no maturity is within three months before or after the Remaining Life of the Securities of this Series to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third business day preceding the redemption date.

            Notice of redemption shall be mailed at least 30 but not more than 60 days before the redemption date to the Holder of the Securities of this Series to be redeemed at its registered address. The notice of redemption for the Securities of this Series shall state, among other things, the amount of Securities of this Series to be redeemed, the redemption date, the redemption price and the place or places that payment will be made upon presentation and surrender of Securities of this Series to be redeemed. Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on any Securities of this Series that have been called for redemption at the redemption date.

            If the Company chooses to redeem less than all of the Securities of this Series, it shall notify the Trustee at least 45 days before giving notice of redemption, or such shorter period as is satisfactory to the Trustee, of the aggregate principal amount of Securities of this Series to be redeemed and the redemption date. The Trustee shall select by lot, or in such other manner it deems fair and appropriate, the Securities of this Series to be redeemed in part.

            If the Company has given notice as provided in the Indenture and in the Board Resolution establishing the Securities of this Series, and funds for the redemption of any Securities of this Series (or any portion thereof) called for redemption shall have been made available on the redemption date referred to in such notice, Securities of this Series (or any portion thereof) will cease to bear interest on that redemption date and the only right of the Holders of those Securities of this Series will be to receive payment of the redemption price.

            Other Terms. As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the holders of not less than a majority in principal amount of the Securities at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the holders of a majority in principal amount of Securities at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the holder of this Security for the enforcement of any payment of principal hereof or premium, if any, or interest hereon on or after the respective due dates expressed or provided for herein.

            As provided in the Indenture and subject to certain limitations set forth therein or elsewhere described herein, this Security is transferable by the registered holder hereof on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company in the City of Monroe and State of Louisiana, or any other authorized office or agency of the Company established for this purpose, accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Security Registrar duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

            Prior to due presentment for registration of transfer of this Security the Company, the Trustee, any Paying Agent and any Security Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Security shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent nor any Security Registrar shall be affected by any notice to the contrary.

            No recourse shall be had for the payment of the principal of or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, affiliate, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

            [If DTC is at any time unwilling, unable or ineligible to continue as depositary of the Securities of this Series and a successor depositary is not appointed by the Company within 90 days, or if the Company at any time determines not to have the Securities of this Series represented by one or more registered global Securities, the Company will issue the Securities of this Series in definitive form in exchange for the registered global Securities as set forth in the Indenture.

            The Securities are issuable only in book-entry form. The Securities may be represented by one or more registered global Securities deposited with DTC and registered in the name of the nominee of DTC, with certain limited exceptions. So long as DTC or any successor depository or its nominee is the registered holder of a global Security, DTC, such depository or such nominee, as the case may be, will be considered to be the sole holder of the Security for all purposes of the Indenture. Except as provided below, an owner of a beneficial interest in a global Security will not be entitled to have the Securities represented by such global Security registered in such owner's name, will not receive or be entitled to receive physical delivery of the Securities in certificated form and will not be considered the owner or holder thereof under the Indenture. Each person owning a beneficial interest in a global Security must rely on DTC's procedures and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. If the Company requests any action of holders or if an owner of a beneficial interest in a global Security desires to take any action that a holder is entitled to take under the Indenture, DTC will authorize the participants holding the relevant beneficial interests to give or take such action, and such participants will otherwise act upon the instructions of beneficial owners holding through them.

            Initially, the Trustee will be the Security Registrar, the Transfer Agent and the Paying Agent for this Security. The Company reserves the rights at any time to remove any Paying Agent, Transfer Agent or Security Registrar without notice, to appoint other Paying Agents, other Transfer Agents and other Security Registrars without notice and to approve any change in the office through which any Paying Agent, Transfer Agent or Security Registrar acts. None of the Company, the Trustee, the Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in this Security in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any depository, as a holder, with respect to this Security in global form or impair, as between such depository and owners of beneficial interests in such global Security, the operation of customary practices governing the exercise of the rights of such depository (or its nominee) as holder of such global Security.]3

            The Securities of this Series shall not be subject to, or have the benefit of, a sinking fund.

            The Company may cause CUSIP numbers to be printed on the Securities as a convenience to holders of Securities. No representation is made as to the accuracy of such numbers as printed on the Securities, and reliance may be placed only on the other identification numbers printed thereon.

            Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Indenture.

            The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of Louisiana.

3  Include this bracketed language if this is a Global Note.

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IV.    AUTHORIZATION OF ISSUANCE AND SALE OF THE SECURITIES

RESOLVED THAT:

            (1)        each of the Purchase Agreements is hereby approved in the form presented to the Special Pricing Committee, and each of the President or any Vice President of the Company is hereby authorized and empowered to execute and deliver such agreements on behalf of the Company in substantially such form, with such changes as any such officers shall deem necessary or appropriate;

            (2)        each of the Registration Rights Agreements is hereby approved in the form presented to the Special Pricing Committee, and each of the President or any Vice President of the Company is hereby authorized and empowered to execute and deliver each of such agreements on behalf of the Company in substantially such form, with such changes as any such officer shall deem necessary or appropriate;

            (3)        the Supplemental Indenture is hereby approved in the form presented to the Special Pricing Committee, and each of the President or any Vice President of the Company is hereby authorized to execute and deliver on behalf of the Company such Supplemental Indenture in substantially such form, with such changes as any such officer shall deem necessary or appropriate;

            (4)        each of the President, any Vice President, the Treasurer, the Secretary and any Assistant Treasurer or Assistant Secretary of the Company is hereby authorized on behalf of the Company pursuant to the terms and conditions of the Debenture Purchase Agreement to issue and sell to the Debenture Purchasers the Convertible Debentures, in the aggregate principal amount of $150 million (or $XXX in the aggregate after deducting a Debenture Purchasers' discount of X% and $XXX in the aggregate);

            (5)        each of the President, any Vice President, the Treasurer, the Secretary and any Assistant Treasurer or Assistant Secretary of the Company is hereby authorized and empowered to issue on behalf of the Company up to an additional $15 million aggregate principal amount of Convertible Debentures to the Debenture Purchasers, upon exercise of the option provided to the Debenture Purchasers pursuant to the terms and conditions of the Debenture Purchase Agreement;

            (6)        each of the President, any Vice President, the Treasurer, the Secretary and any Assistant Treasurer of Assistant Secretary of the Company is hereby authorized on behalf of the Company pursuant to the terms and conditions of the Note Purchase Agreement to issue and sell to the Note Purchasers the Senior Notes, at a price per Senior Note of 99.379%, such that the aggregate sale price of the Senior Notes shall be $496,895,000 (or 98.729% per Senior Note and $493,645,000 in the aggregate after deducting the Note Purchasers' discount of 0.650%);

            (7)        each of the President, any Vice President, the Secretary and any Assistant Secretary of the Company is hereby authorized to disseminate any offering memorandums, or any amendments or supplements thereto, that may be necessary or appropriate in connection with the offer and sale of the Securities;

            (8)        each of the President, Vice President, the Secretary and any Assistant Secretary of the Company is hereby authorized to take all actions necessary to perform the Company's obligations under the Registration Rights Agreements, including (i) disseminating and filing with the Commission an exchange offer registration statement with respect to an exchange offer of the Senior Notes and a shelf registration statement with respect to resales of the Senior Notes or the Convertible Debentures and (ii) consummating the exchange of the Private Notes for the Exchange Notes, all on the terms and conditions of the applicable Registration Rights Agreement;

            (9)        each of the President, any Vice President, the Secretary and any Assistant Secretary of the Company is hereby authorized and empowered to file such applications and take all other actions as shall be necessary or appropriate, on behalf of the Company, to list the Issuable Common Stock on the NYSE; to appear before the NYSE or any department or committee thereof in connection with any such applications; to make such changes in any such applications as any of them shall deem to be necessary or desirable; to enter into such agreements in connection with such applications as any one of them shall deem to be necessary or desirable; and to take any and all such other action as any of them shall deem necessary to desirable to effect such listing;

            (10)        each of the President, any Vice President, the Secretary and any Assistant Secretary of the Company is hereby authorized to prepare or cause to be prepared, and file or cause to be filed, such applications as may be required to enable the Convertible Debentures to trade in the PORTAL Market of the National Association of Securities Dealers;

            (11)        each of the President, any Vice President, the Secretary and any Assistant Secretary of the Company is hereby authorized and empowered to execute and deliver on behalf of the Company a Rider to the Blanket Letter of Representations for 144A Securities to DTC relating to the eligibility of the Convertible Debentures and the Senior Notes issued by the Company for inclusion in the DTC book-entry system;

            (12)        each of the President, any Vice President, the Controller, the Secretary and any Assistant Secretary of the Company is hereby authorized and empowered to allocate and set aside for issuance pursuant to the terms of the Convertible Debentures and the Supplemental Indenture, the maximum aggregate number of shares of Issuable Common Stock, and such officers shall be authorized to issue and deliver, or cause to be issued or delivered, such shares of Common Stock upon conversion of the Convertible Debentures in accordance with the terms and conditions of the Convertible Debentures and the Supplemental Indenture (it being understood that upon issuance and delivery thereof, such shares of Common Stock shall be fully paid and nonassessable shares of the Company);

            (13)        Computershare Investor Services, LLC, the Transfer Agent and Registrar for the Common Stock, shall be authorized to issue, register, countersign and deliver, in accordance with the written order or orders of the Company signed by the President, any Vice President, the Secretary or any Assistant Secretary of the Company, certificates for the Issuable Common Stock;

            (14)        the President or any Vice President and the Secretary or any Assistant Secretary of the Company are hereby authorized to execute certificates in such forms as they deem necessary representing (i) $150 million aggregate principal amount of Convertible Debentures (or up to $165 million aggregate principal amount of Convertible Debentures upon exercise of the option provided to the Debenture Purchasers pursuant to the terms and conditions of the Debenture Purchase Agreement), and (ii) $500 million aggregate principal amount of Senior Notes (including without limitation any such certificates representing the Private Notes, the Private Exchange Notes and the Exchange Notes), on behalf of the Company under its corporate seal or a facsimile attested by the Secretary or any Assistant Secretary, and the signature of the President or any Vice President and the Secretary or any Assistant Secretary may be in the form of a facsimile signature of the present or any future President, Vice President, Secretary or Assistant Secretary, and the signature of the Secretary or any Assistant Secretary in attestation of the corporate seal may be in the form of a facsimile signature of the present or any future Secretary or Assistant Secretary, and should any officer who signs, or whose facsimile signature appears upon, any of the aforementioned certificates cease to be such an officer prior to their issuance, such certificates so signed or bearing such facsimile signature shall still be valid, and, without prejudice to the use of the facsimile signature of any other officer as hereinabove authorized, the facsimile signatures of Glen F. Post, III, Chairman, President and Chief Executive Officer, R. Stewart Ewing, Jr., Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary, Harvey P. Perry, Executive Vice President, Chief Administrative Officer, General Counsel and Secretary, and Stacey W. Goff, Assistant Secretary, are hereby expressly approved and adopted;

            (15)        the President or any Vice President and the Treasurer or any Assistant Treasurer of the Company are hereby authorized to cause the certificates representing the Securities to be delivered to the Trustee for authentication and delivery by it in accordance with the provisions of the Indenture, and the Trustee is hereby authorized and requested to authenticate the Securities upon compliance by the Company with the provisions of the Indenture and to deliver such certificates to or upon the written order of any such officer of the Company; and

            (16)        the President, any Vice President, the Secretary or any Assistant Secretary of the Company is hereby authorized and empowered to execute and deliver on behalf of the Company and to file or cause to be filed such other documents, and to take such other action, as may be required by law or as may be necessary or proper in their judgment in connection with the foregoing instruments and transactions.

V.   DESIGNATION OF AGENTS

RESOLVED THAT:

            (1)        the office of Regions Bank located at 1500 North 18th Street, Monroe, Louisiana, is hereby designated and created as the agency of the Company in the City of Monroe and State of Louisiana at which, to the extent applicable and consistent with the terms and limitations of the Indenture, both the principal and the interest on the Securities are payable on the terms and conditions specified in the Indenture and notices, presentations and demands to or upon the Company in respect of the Securities may be given or made;

            (2)        the principal office of Regions Bank in Montgomery, Alabama is hereby designated and created as Security Registrar of the Company at which, to the extent applicable and consistent with the terms and limitations of the Indenture, (i) the Company shall register the Securities, (ii) the Securities may be surrendered for transfer or exchange and transferred or exchanged in accordance with their terms, and (iii) books for the registration and transfer of the Securities shall be kept;

            (3)        Regions Bank is hereby designated as the Company's Bid Agent and Conversion Agent (each as defined in the Supplemental Indenture); and

            (4)        the appropriate officers of the Company are hereby authorized to execute and deliver any required agreements or other instruments and documents, and to do all such other acts and things as they may consider necessary or desirable, in connection with the accomplishment of the intent and purposes of the foregoing paragraphs of this resolution.

VI.   MISCELLANEOUS ACTIONS

            RESOLVED, that the officers of the Company are authorized to execute and deliver all such instruments and documents, to incur on behalf of the Company all such expenses and obligations, to make all such payments, and to do all such other acts and things as they may consider necessary or desirable in connection with consummating the transactions contemplated under the Purchase Agreements or accomplishing the intent and purposes of the foregoing resolutions, including without limitation issuing any necessary and appropriate press releases, obtaining all necessary and appropriate CUSIP numbers and debt ratings, retaining all necessary printing companies, depositary companies, engraving companies and other agents or advisers, executing and delivering any and all necessary agreements with the agents specified above or the depositary of the certificates representing the Securities, and executing and delivering all closing instruments that are contemplated by the Purchase Agreements or the Indenture or that are otherwise customary and appropriate; and

            FURTHER RESOLVED, that all actions heretofore taken by the officers of the Company that would have been authorized hereunder if taken after the adoption of these resolutions are hereby ratified and confirmed in all respects as the acts of the Company.

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